CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Longleaf Partners Funds Trust of our report dated February 12, 2018, relating to the financial statements and financial highlights, which appears in Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners International Fund and Longleaf Partners Global Fund’s (comprising Longleaf Partners Funds Trust) Annual Report on Form N-CSR for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD

April 30, 2019